EXHIBIT 99
Restaurant Brands International Inc. Reports Full Year and Fourth Quarter 2022 Results
Global fourth quarter system-wide sales grow nearly 12% and over 13% for 2022
Consolidated comparable sales up nearly 8% in Q4, led by 11% growth at Tim Hortons Canada and Burger King International
Digital sales grow over 30% year-over-year to over $13.5 billion in 2022, representing over a third of system-wide sales
Restaurant growth accelerates to 1,266 net new units with Popeyes delivering its strongest development year since joining RBI
RBI returns nearly $1.3 billion of capital to shareholders in 2022 while investing for growth and reducing net leverage
RBI Board of Directors appoints Joshua Kobza to become CEO on March 1, 2023

Toronto, Ontario – February 14, 2023 – Restaurant Brands International Inc. (“RBI”) (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the full year and fourth quarter ended December 31, 2022.

José Cil, Chief Executive Officer of RBI commented, “We rounded out an exciting 2022 with another strong quarter, including nearly 8% consolidated comparable sales and 4% net restaurant growth, reflecting the strength of four iconic, global brands.

Tim Hortons Canada capped off an impressive year with comparable sales of 11% in the fourth quarter, benefiting from strong sales momentum as the team executes against its strategic priorities. At Burger King US, we saw sequential improvement in comparable sales in the first quarter of our Reclaim the Flame plan, while driving further underlying improvements in operations across the system. On the Burger King International front, we once again delivered double-digit comparable sales with strong digital capabilities helping drive results.

Popeyes delivered its strongest year of restaurant growth since we acquired the brand in 2017, reaching nearly 4,100 restaurants worldwide. Meanwhile Firehouse Subs wrapped up its first full year in the RBI family, making important progress to position the brand to accelerate development and digital growth in the years ahead,” continued Cil.

“We are focused on being guest-led in everything we do, setting our franchisees up for long-term success and as a result, setting ourselves, and our shareholders, up for long-term value creation. I’d like to thank our employees, franchisees, and team members for all their hard work and dedication throughout 2022,” concluded Cil.

2022 Highlights:
•System-wide Sales Growth of 13.4%
•Net Restaurant Growth of 4.3%
•Diluted EPS of $3.25 versus $2.69 in prior year
•Adjusted Diluted EPS of $3.14 versus $2.82 in prior year
•Net Income of $1,482 million versus $1,253 million in prior year
•Adjusted EBITDA of $2,378 million increased 7.5% organically versus the prior year
•Net Cash Provided by Operating Activities of $1,490 million and Free Cash Flow of $1,390 million

RBI Board of Directors Appoints Joshua Kobza as CEO
RBI’s Board of Directors announced today in a separate press release that it has appointed Joshua Kobza as the company’s CEO effective March 1, 2023, as part of its ongoing succession planning process. Mr. Kobza will undertake his new role reporting to, and working together with, Patrick Doyle, a well-known industry veteran and Executive Chairman of RBI. José Cil will remain with the company for one year as an advisor and assist in the transition.

Consolidated Operational Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
System-wide Sales Growth
TH	12.3%	14.0%	13.7%	12.5%
BK	11.8%	15.4%	14.3%	15.9%
PLK	11.2%	7.2%	9.4%	7.3%
Consolidated (a)	11.8%	13.8%	13.4%	13.8%
FHS (b)	3.9%	18.1%	4.2%	25.1%
System-wide Sales (in US$ millions)
TH	$1,825	$1,736	$7,164	$6,526
BK	$6,552	$6,182	$25,482	$23,450
PLK	$1,533	$1,397	$5,951	$5,519
FHS	$301	N/A	$1,154	N/A
Consolidated (a)	$10,211	$9,315	$39,751	$35,495
FHS (b)	N/A	$273	N/A	$1,091
Net Restaurant Growth
TH	5.8%	6.9%	5.8%	6.9%
BK	2.8%	3.3%	2.8%	3.3%
PLK	10.4%	7.4%	10.4%	7.4%
FHS	2.4%	N/A	2.4%	N/A
Consolidated (a)	4.3%	4.5%	4.3%	4.5%
FHS (b)	N/A	1.6%	N/A	1.6%
System Restaurant Count at Period End
TH	5,600	5,291	5,600	5,291
BK	19,789	19,247	19,789	19,247
PLK	4,091	3,705	4,091	3,705
FHS	1,242	1,213	1,242	1,213
Consolidated	30,722	29,456	30,722	29,456
Comparable Sales
TH	9.4%	10.3%	10.0%	10.6%
BK	8.4%	11.3%	9.7%	9.3%
PLK	3.8%	(0.4)%	1.4%	(0.4)%
Consolidated (a)	7.9%	9.3%	8.5%	7.9%
FHS (b)	0.4%	14.7%	0.6%	20.9%
(a) Consolidated system-wide sales growth and consolidated comparable sales do not include the results of Firehouse Subs for all of the periods presented. Consolidated system-wide sales and consolidated net restaurant growth do not include the results of Firehouse Subs for 2021.
(b) For 2022, FHS system-wide sales growth, system-wide sales, comparable sales and net restaurant growth are for the period from December 27, 2021 through December 31, 2022. Firehouse Subs figures for 2021 are shown for informational purposes only, consistent with its 2021 fiscal calendar.

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.

Consolidated Financial Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions, except per share data)	2022	2021	2022	2021
	(unaudited)		(unaudited)
Total Revenues	$1,689	$1,546	$6,505	$5,739
Net Income	$336	$262	$1,482	$1,253
Diluted Earnings per Share	$0.74	$0.57	$3.25	$2.69

TH Adjusted EBITDA(1)	$263	$259	$1,073	$997
BK Adjusted EBITDA(1)	$246	$266	$1,007	$1,021
PLK Adjusted EBITDA(1)	$63	$57	$242	$228
FHS Adjusted EBITDA(1)	$16	$2	$56	$2
Adjusted EBITDA(2)	$588	$584	$2,378	$2,248

Adjusted Net Income(2)	$326	$340	$1,430	$1,308
Adjusted Diluted Earnings per Share(2)	$0.72	$0.74	$3.14	$2.82

	As of December 31,
	2022	2021
	(unaudited)
Net cash provided by operating activities	$1,490	$1,726
Net cash used for investing activities	$(64)	$(1,103)
Net cash used for financing activities	$(1,307)	$(1,093)

Free Cash Flow(2)	$1,390	$1,620
Net Debt	$12,210	$12,396
Net Income Net Leverage(3)	8.2x	9.9x
Adjusted EBITDA Net Leverage(2)	5.1x	5.5x

(1)TH Adjusted EBITDA, BK Adjusted EBITDA, PLK Adjusted EBITDA, and FHS Adjusted EBITDA are our measures of segment profitability.
(2)Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Free Cash Flow, and Adjusted EBITDA Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.
(3)Net Income Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by Net Income (compliant with SEC guidance regarding non-GAAP financial measures).

Commencing upon the acquisition of Firehouse Subs in December 2021, we have four operating segments: Tim Hortons (TH), Burger King (BK), Popeyes Louisiana Kitchen (PLK) and Firehouse Subs (FHS). RBI financial results for the full year and fourth quarter of 2021 include the financial results of FHS from the acquisition date of December 15, 2021 through December 26, 2021, the 2021 fiscal year end for FHS. RBI financial results for the full year of 2022 include the financial results of FHS from December 27, 2021 to December 31, 2022.

The year-over-year increases in Total Revenues on an as reported and on an organic basis for the full year and fourth quarter were primarily driven by an increase in system-wide sales at Tim Hortons, Burger King and Popeyes. On an as reported basis the increases were also driven by the inclusion of Firehouse Subs, partially offset by unfavorable FX movements.

The increase in Net Income for the full year was primarily driven by an income tax benefit in the current year compared to an income tax expense in the prior year, increases in organic Adjusted EBITDA in our TH, BK and PLK segments, the inclusion of FHS Adjusted EBITDA for a full year, partially offset by unfavorable FX movements, an increase in share-based compensation and non-cash incentive compensation expense, an increase in loss from equity method investments, an increase in Corporate restructuring and tax advisory fees, an increase in interest expense, net, an increase in other operating expenses (income), net, and an increase in expenses in connection with the FHS acquisition and integration.

The increase in Net Income for the fourth quarter was primarily driven by an income tax benefit in the current year compared to an income tax expense in the prior year, increases in organic Adjusted EBITDA in our TH and PLK segments, an increase in Adjusted EBITDA in our FHS segment reflecting a full quarter of results, partially offset by an increase in other operating expenses (income), net, a decrease in organic Adjusted EBITDA in our BK segment, an increase in Corporate restructuring and tax advisory fees, an increase in interest expense, net, an increase in loss from equity method investments, an increase in share-based compensation and non-cash incentive compensation expense and unfavorable FX movements.

The year-over year changes in Adjusted EBITDA on an as reported basis for the full year and fourth quarter were primarily driven by increases in TH, FHS and PLK Adjusted EBITDA, partially offset by a decrease in BK Adjusted EBITDA and unfavorable FX movements. The year-over year change in Adjusted EBITDA on an organic basis for the full year was primarily driven by increases in TH, BK and PLK Adjusted EBITDA. The year-over year change in Adjusted EBITDA on an organic basis for the fourth quarter was primarily driven by increases in TH and PLK Adjusted EBITDA, partially offset by a decrease in BK Adjusted EBITDA.

The year-over-year increase in Adjusted Net Income for the full year was primarily driven by the increase in organic Adjusted EBITDA in our TH, BK and PLK segments, an increase in Adjusted EBITDA in our FHS segment reflecting a full year, and a decrease in adjusted tax expense, partially offset by unfavorable FX movements, an increase in share-based compensation and non-cash incentive compensation expense and an increase in interest expense, net.
The year-over-year decrease in Adjusted Net Income for the fourth quarter was primarily driven by unfavorable FX movements, an increase in interest expense, net, an increase in share-based compensation and non-cash incentive compensation expense, and a decrease in Adjusted EBITDA in our BK segment, partially offset by increases in Adjusted EBITDA in our TH and PLK segments, an increase in Adjusted EBITDA in our FHS segment reflecting a full quarter of contribution, and a decrease in adjusted income tax expense.

Burger King US Reclaim the Flame
In September 2022, Burger King shared the details of its “Reclaim the Flame” plan to accelerate sales growth and drive franchisee profitability. As part of the plan, we will enhance ongoing franchisee investments by investing $400 million over the next two years, comprising $150 million in advertising and digital investments ("Fuel the Flame") and $250 million in high-quality remodels and relocations, restaurant technology, kitchen equipment, and building enhancements ("Royal Reset").

As of December 31, 2022, we have funded a total of $13 million toward the Fuel the Flame investment and $17 million toward our Royal Reset investment. The Fuel the Flame investment resulted in a 5% negative impact on Burger King organic Adjusted EBITDA growth and a 2% negative impact on organic RBI consolidated Adjusted EBITDA growth for the fourth quarter ended December 31, 2022.

War in Ukraine

During the first quarter of 2022, we shared a number of actions that we have taken as a result of the events related to Russia's military invasion of Ukraine. Burger King is our only brand with restaurants in Russia, all of which are operated under a master franchise arrangement. We suspended all corporate support for the Russian market, including operations, marketing, and supply chain support in addition to refusing approvals for new investment and expansion. During the fourth quarter, the non-recurrence of 2021 profits from these restaurants had an estimated $11 million, or 2%, negative impact on our year-over-year organic adjusted EBITDA growth, and an estimated $46 million, or 2%, negative impact on our full year organic adjusted EBITDA growth.

While for 2022 we include results from our franchised restaurants in Russia in our key performance indicators, we did not generate any new profits from restaurants in Russia in 2022 and do not expect to generate any new profits in 2023. Consequently, beginning in the first quarter of 2023, we intend to report our key performance indicators excluding the results from our franchised restaurants in Russia for all periods presented. Below are the RBI consolidated and BK segment operational highlights excluding the results from Russia for the three and twelve months ended December 31, 2022 and 2021. Refer to page 24 for the RBI consolidated and BK segment quarterly operational highlights excluding the results from Russia for 2021.

Consolidated Operational Highlights	Three Months Ended December 31,		Twelve Months Ended December 31,
(excluding Russia)	2022	2021	2022	2021
	(unaudited)		(unaudited)
System-wide Sales Growth
BK	11.1%	14.8%	13.5%	15.1%
Consolidated (a)	11.4%	13.4%	12.9%	13.3%
System-wide Sales (in US$ millions)
BK	$6,275	$5,996	$24,402	$22,726
Consolidated (a)	$9,934	$9,130	$38,671	$34,771
Net Restaurant Growth
BK	2.9%	3.2%	2.9%	3.2%
Consolidated (a)	4.4%	4.4%	4.4%	4.4%
System Restaurant Count at Period End
BK	18,969	18,427	18,969	18,427
Consolidated	29,902	28,636	29,902	28,636
Comparable Sales
BK	7.8%	10.9%	9.0%	8.7%
Consolidated (a)	7.5%	9.0%	7.9%	7.6%
(a) Consolidated system-wide sales growth and consolidated comparable sales do not include the results of Firehouse Subs for all of the periods presented. Consolidated system-wide sales and consolidated net restaurant growth do not include the results of Firehouse Subs for 2021.

COVID-19 and Macro Economic Environment

The global crisis resulting from the spread of coronavirus (“COVID-19”) impacted our global restaurant operations for the three and twelve months ended December 31, 2022 and 2021, though in 2022 the impact was more modest than in the prior year period. During the three and twelve months ended December 31, 2022, 2021 and 2020, substantially all restaurants remained open, some with limited operations, such as reduced, if any, dine-in capacity, and/or restrictions on hours of operation. Certain markets periodically required temporary closures while implementing government mandated lockdown orders. For example, while most regions eased restrictions, increases in cases and new variants caused certain markets, including China, to reimpose temporary restrictions as a result of government mandates in 2022.

During 2022, there were increases in commodity, labor, and energy costs partially due to the macroeconomic impact of both COVID-19 and the War in Ukraine. Further significant increases in inflation could affect the global, Canadian and U.S. economies, resulting in foreign exchange pressures and rising interest rates which could have an adverse impact on our business and results of operations if we and our franchisees are not able to adjust prices sufficiently to offset the effect of cost increases without negatively impacting consumer demand.

Reclassification of Technology Revenues and Expenses
During the first quarter of 2022 we made a change to the way we report revenues and expenses related to technology initiatives to provide clarity and consistency across our brands and with our industry peers. We had previously included revenue from technology fees in Franchise and property revenues, while the associated technology expenses were included in General and administrative expenses. Starting in the first quarter of 2022, revenue from technology fees is reported in Advertising revenues and other services, while the associated technology expenses are reported in Advertising expenses and other services.

Additionally, prior year amounts in the condensed consolidated statements of operations and accompanying BK segment results have been reclassified in order to be comparable with the current year classifications. These reclassifications did not arise as a result of any changes to accounting policies and relate entirely to presentation with no effect on previously reported net income and segment income. Refer to page 25 for the RBI consolidated and BK segment quarterly results for 2021 adjusted for these reclassifications.

TH Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2022	2021	2022	2021
	(unaudited)		(unaudited)
System-wide Sales Growth	12.3%	14.0%	13.7%	12.5%
System-wide Sales	$1,825	$1,736	$7,164	$6,526
Comparable Sales	9.4%	10.3%	10.0%	10.6%

Net Restaurant Growth	5.8%	6.9%	5.8%	6.9%
System Restaurant Count at Period End	5,600	5,291	5,600	5,291

Sales	$694	$628	$2,631	$2,249
Franchise and Property Revenues	$231	$225	$925	$864
Advertising Revenues and Other Services	$68	$63	$267	$229
Total Revenues	$993	$916	$3,823	$3,342

Cost of Sales	$573	$499	$2,131	$1,765
Franchise and Property Expenses	$81	$86	$333	$337
Advertising Expenses and Other Services	$69	$80	$280	$278
Segment G&A	$35	$32	$127	$109
Segment Depreciation and Amortization	$26	$32	$109	$126
Adjusted EBITDA(1)(4)	$263	$259	$1,073	$997

(4)TH Adjusted EBITDA includes $2 million and $8 million of cash distributions received from equity method investments for the three months ended December 31, 2022 and 2021, respectively. TH Adjusted EBITDA includes $13 million and $17 million of cash distributions received from equity method investments for the twelve months ended December 31, 2022 and 2021, respectively.

For the full year and fourth quarter, the increase in system-wide sales was primarily driven by comparable sales of 10.0% and 9.4%, respectively, including Canada comparable sales of 11.6% and 11.0% for the full year and fourth quarter, respectively, and net restaurant growth of 5.8%.

The year-over-year increase in Total Revenues for the full year and fourth quarter on an as reported and on an organic basis was primarily driven by the increase in system-wide sales as well as increases in commodity prices passed on to franchisees and an increase in sales to retailers. The increase in Total Revenues on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year increase in Adjusted EBITDA for the full year and fourth quarter on an as reported and on an organic basis was primarily driven by the increase in system-wide sales and by advertising revenues exceeding advertising expenses in the current year period but not in the prior year period, partially offset by an increase in Segment G&A and lower cash distributions received from equity method investments. The increase in Adjusted EBITDA on an as reported basis was partially offset by unfavorable FX movements.

BK Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2022	2021	2022	2021
	(unaudited)		(unaudited)
System-wide Sales Growth	11.8%	15.4%	14.3%	15.9%
System-wide Sales	$6,552	$6,182	$25,482	$23,450
Comparable Sales	8.4%	11.3%	9.7%	9.3%

Net Restaurant Growth	2.8%	3.3%	2.8%	3.3%
System Restaurant Count at Period End	19,789	19,247	19,789	19,247

Sales	$18	$15	$70	$64
Franchise and Property Revenues	$340	$348	$1,342	$1,292
Advertising Revenues and Other Services	$132	$117	$485	$457
Total Revenues	$490	$480	$1,897	$1,813

Cost of Sales	$19	$17	$74	$66
Franchise and Property Expenses	$42	$42	$167	$142
Advertising Expenses and Other Services	$150	$122	$522	$473
Segment G&A	$47	$48	$177	$162
Segment Depreciation and Amortization	$12	$12	$47	$48
Adjusted EBITDA(1)(5)	$246	$266	$1,007	$1,021

(5)BK Adjusted EBITDA includes $1 million and $4 million of cash distributions received from equity method investments for the three months ended December 31, 2022 and 2021, respectively. BK Adjusted EBITDA includes $1 million and $4 million of cash distributions received from equity method investments for the twelve months ended December 31, 2022 and 2021, respectively.

For the full year and fourth quarter, the increase in system-wide sales was driven by comparable sales of 9.7% and 8.4%, respectively, including rest of the world comparable sales of 15.9% for the full year and 11.0% for the fourth quarter and US comparable sales of 2.2% for the full year and 5.0% for the fourth quarter, and net restaurant growth of 2.8%.

The year-over-year increase in Total Revenues for the full year and fourth quarter on an as reported and on an organic basis was primarily driven by the increase in system-wide sales. The increase in Total Revenues for the full year and fourth quarter on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year changes in Adjusted EBITDA for the full year and fourth quarter on an as reported and on an organic basis were primarily driven by the increases in system-wide sales, partially offset by advertising expenses and other services exceeding advertising revenues and other services in the current year periods to a greater extent than in the prior year periods, bad debt expenses in the current year periods compared to bad debt recoveries in the prior year periods and lower cash distributions received from equity method investments compared to the prior year period. In addition, Adjusted EBITDA for the full year was impacted by higher Segment G&A largely as a result of hiring across a number of key areas including operations and franchising. The decreases in Adjusted EBITDA for the full year and fourth quarter on an as reported basis were also impacted by unfavorable FX movements.

PLK Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2022	2021	2022		2021
	(unaudited)		(unaudited)
System-wide Sales Growth	11.2%	7.2%		9.4%	7.3%
System-wide Sales	$1,533	$1,397		$5,951	$5,519
Comparable Sales	3.8%	(0.4)%		1.4%	(0.4)%

Net Restaurant Growth	10.4%	7.4%		10.4%	7.4%
System Restaurant Count at Period End	4,091	3,705		4,091	3,705

Sales	$20	$16		$78	$64
Franchise and Property Revenues	$79	$71		$309	$283
Advertising Revenues and Other Services	$71	$58		$260	$232
Total Revenues	$170	$145	$142.0	647	$579

Cost of Sales	$18	$15		$72	$58
Franchise and Property Expenses	$2	$2		$11	$9
Advertising Expenses and Other Services	$72	$59		$263	$235
Segment G&A	$17	$14		$65	$56
Segment Depreciation and Amortization	$2	$2		$7	$7
Adjusted EBITDA(1)	$63	$57		$242	$228

For the full year and fourth quarter, the increase in system-wide sales was driven by net restaurant growth of 10.4% as well as comparable sales of 1.4% for the full year and 3.8% for the fourth quarter, including a decrease in US comparable sales of (0.5)% for the full year and an increase in US comparable sales of 1.5% for the fourth quarter.

The year-over-year increase in Total Revenues for the full year and fourth quarter on an as reported and on an organic basis was primarily driven by the increase in system-wide sales. The increase in Total Revenues for the full year on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year increase in Adjusted EBITDA for the full year and fourth quarter on an as reported and on an organic basis was primarily driven by the increases in system-wide sales, partially offset by higher Segment G&A largely as a result of hiring across a number of key areas including operations and franchising. The increase in Adjusted EBITDA for the full year on an as reported basis was also partially offset by unfavorable FX movements.

FHS Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2022	2021	2022		2021
	(unaudited)		(unaudited)
System-wide Sales Growth (a)	3.9%	18.1%		4.2%	25.1%
System-wide Sales (a)	$301	$273		$1,154	$1,091
Comparable Sales (a)	0.4%	14.7%		0.6%	20.9%

Net Restaurant Growth (a)	2.4%	1.6%		2.4%	1.6%
System Restaurant Count at Period End (a)	1,242	1,213		1,242	1,213

Sales	$11	1		$40	1
Franchise and Property Revenues	$22	4		$85	4
Advertising Revenues and Other Services	$3	—		$13	—
Total Revenues	$36	5	$142.0	138	5

Cost of Sales	$9	1		$35	1
Franchise and Property Expenses	$1	1		$7	1
Advertising Expenses and Other Services	$4	—		$12	—
Segment G&A	$6	1		$31	1
Segment Depreciation and Amortization	$—	—		$2	—
Adjusted EBITDA(1)	$16	2		$56	2

(a) For 2022, FHS system-wide sales growth, system-wide sales, comparable sales and net restaurant growth are for the period from December 27, 2021 through December 31, 2022. Firehouse Subs figures for 2021 are shown for informational purposes only, consistent with its 2021 fiscal calendar.

For the full year and fourth quarter, the increase in system-wide sales was driven by net restaurant growth of 2.4%, and relatively flat comparable sales of 0.6% and 0.4% for the full year and fourth quarter, respectively, including US comparable sales of 1.1% and 1.0%, for the full year and fourth quarter, respectively.

Cash and Liquidity

As of December 31, 2022, total debt was $13.4 billion, and net debt (total debt less cash and cash equivalents of $1.2 billion) was $12.2 billion, net income net leverage was 8.2x and adjusted EBITDA net leverage was 5.1x.

The RBI board of directors has declared a dividend of $0.55 per common share and partnership exchangeable unit of RBI LP for the first quarter of 2023. The dividend will be payable on April 5, 2023 to shareholders and unitholders of record at the close of business on March 22, 2023. In connection with the declared dividend, RBI also announced that it is targeting a total of $2.20 in dividends per common share and partnership exchangeable unit of RBI LP for 2023.

Investor Conference Call
We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Tuesday, February 14, 2023, to review financial results for the full year and fourth quarter ended December 31, 2022. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (646) 904-5544 for U.S. callers, (226) 828-7575 for Canadian callers, and (929) 526-1599 for callers from other countries. For all dial-in numbers please use the following access code: 217847.

Contacts

Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. (“RBI”) is one of the world’s largest quick service restaurant companies with over $35 billion in annual system-wide sales and approximately 30,000 restaurants in more than 100 countries. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding the effects and continued impact of the macro-economic pressures, such as inflation, rising interest rates and currency fluctuations, on our results of operations, business, liquidity, prospects and restaurant operations and those of our franchisees, including local conditions and government-imposed limitations and restrictions, our continued growth in 2023, our digital and marketing initiatives and expectations regarding further expenditures relating to these initiatives, including as a result of our plan to accelerate sales growth and drive franchisee profitability at Burger King, our growth opportunities, the development and growth of our Firehouse brand, plans and strategies for each of our brands and ability to drive long-term, sustainable growth, our 2023 dividend targets, and our suspension of operations in Russia and its impact on our results of operations. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to unforeseen events such as pandemics; risks related to supply chain; risks related to ownership and leasing of properties; risks related to our franchisees financial stability and their ability to access and maintain the liquidity necessary to operate their business; risks related to our fully franchised business model, including as a result of current and future legislation, regulations and interpretations relating to joint employer status and other labor matters; risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; risks related to the conflict between Russia and Ukraine, and changes in applicable tax and other laws and regulations or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues:
Sales	$743	$660	$2,819	$2,378
Franchise and property revenues	672	648	2,661	2,443
Advertising revenues and other services	274	238	1,025	918
Total revenues	1,689	1,546	6,505	5,739
Operating costs and expenses:
Cost of sales	619	532	2,312	1,890
Franchise and property expenses	126	131	518	489
Advertising expenses and other services	295	261	1,077	986
General and administrative expenses	196	157	631	484
(Income) loss from equity method investments	14	(8)	44	4
Other operating expenses (income), net	93	57	25	7
Total operating costs and expenses	1,343	1,130	4,607	3,860
Income from operations	346	416	1,898	1,879
Interest expense, net	144	127	533	505
Loss on early extinguishment of debt	—	—	—	11
Income before income taxes	202	289	1,365	1,363
Income tax (benefit) expense	(134)	27	(117)	110
Net income	336	262	1,482	1,253
Net income attributable to noncontrolling interests	107	83	474	415
Net income attributable to common shareholders	$229	$179	$1,008	$838
Earnings per common share:
Basic	$0.75	$0.57	$3.28	$2.71
Diluted	$0.74	$0.57	$3.25	$2.69
Weighted average shares outstanding (in millions):
Basic	306	313	307	310
Diluted	455	462	455	464
Cash dividends declared per common share	$0.54	$0.53	$2.16	$2.12

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,178	$1,087
Accounts and notes receivable, net of allowance of $36 and $18, respectively	614	547
Inventories, net	133	96
Prepaids and other current assets	123	86
Total current assets	2,048	1,816
Property and equipment, net of accumulated depreciation and amortization of $1,061 and $979, respectively	1,950	2,035
Operating lease assets, net	1,082	1,130
Intangible assets, net	10,991	11,417
Goodwill	5,688	6,006
Net investment in property leased to franchisees	82	80
Other assets, net	905	762
Total assets	$22,746	$23,246
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$758	$614
Other accrued liabilities	1,001	947
Gift card liability	230	221
Current portion of long-term debt and finance leases	127	96
Total current liabilities	2,116	1,878
Long-term debt, net of current portion	12,839	12,916
Finance leases, net of current portion	311	333
Operating lease liabilities, net of current portion	1,027	1,070
Other liabilities, net	872	1,822
Deferred income taxes, net	1,313	1,374
Total liabilities	18,478	19,393
Commitments and contingencies
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at December 31, 2022 and December 31, 2021; 307,142,436 shares issued and outstanding at December 31, 2022; 309,025,068 shares issued and outstanding at December 31, 2021	2,057	2,156
Retained earnings	1,121	791
Accumulated other comprehensive income (loss)	(679)	(710)
Total Restaurant Brands International Inc. shareholders’ equity	2,499	2,237
Noncontrolling interests	1,769	1,616
Total shareholders’ equity	4,268	3,853
Total liabilities and shareholders’ equity	$22,746	$23,246

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$1,482	$1,253
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	190	201
Premiums paid and non-cash loss on early extinguishment of debt	—	11
Amortization of deferred financing costs and debt issuance discount	28	27
(Income) loss from equity method investments	44	4
Loss (gain) on remeasurement of foreign denominated transactions	(4)	(76)
Net (gains) losses on derivatives	(9)	87
Share-based compensation and non-cash incentive compensation expense	136	102
Deferred income taxes	(60)	(5)
Other	19	(16)
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(110)	8
Inventories and prepaids and other current assets	(61)	12
Accounts and drafts payable	169	149
Other accrued liabilities and gift card liability	37	67
Tenant inducements paid to franchisees	(26)	(20)
Other long-term assets and liabilities	(345)	(78)
Net cash provided by operating activities	1,490	1,726
Cash flows from investing activities:
Payments for property and equipment	(100)	(106)
Net proceeds from disposal of assets, restaurant closures and refranchisings	12	16
Net payment for purchase of Firehouse Subs, net of cash acquired	(12)	(1,004)
Settlement/sale of derivatives, net	71	5
Other investing activities, net	(35)	(14)
Net cash used for investing activities	(64)	(1,103)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term debt	2	1,335
Repayments of revolving line of credit, long-term debt and finance leases	(94)	(889)
Payment of financing costs	—	(19)
Payment of dividends on common shares and distributions on Partnership exchangeable units	(971)	(974)
Repurchase of common shares	(326)	(551)
Proceeds from stock option exercises	21	60
Proceeds from issuance of common shares	30	—
(Payments) proceeds from derivatives	34	(51)
Other financing activities, net	(3)	(4)
Net cash used for financing activities	(1,307)	(1,093)
Effect of exchange rates on cash and cash equivalents	(28)	(3)
Increase (decrease) in cash and cash equivalents	91	(473)
Cash and cash equivalents at beginning of period	1,087	1,560
Cash and cash equivalents at end of period	$1,178	$1,087
Supplemental cash flow disclosures:
Interest paid	$487	$404
Income taxes paid, net	$275	$256

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics
We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise restaurants and Company restaurants (referred to as system-wide sales) in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH, BK and FHS and 17 months or longer for PLK. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation ("FX Impact") and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives.

	Three Months Ended December 31,		Twelve Months Ended December 31,
KPIs by Market	2022	2021	2022	2021
	(unaudited)		(unaudited)
System-wide Sales Growth
TH - Canada	11.2%	12.4%	12.9%	10.5%
TH - Rest of World	18.4%	23.7%	18.3%	25.7%
TH - Global	12.3%	14.0%	13.7%	12.5%

BK - US	5.3%	1.1%	2.4%	3.9%
BK - Rest of World	16.6%	27.8%	23.9%	26.8%
BK - Global	11.8%	15.4%	14.3%	15.9%

PLK - US	6.1%	4.3%	5.1%	4.1%
PLK - Rest of World	43.1%	27.2%	39.6%	33.3%
PLK - Global	11.2%	7.2%	9.4%	7.3%

FHS - US (a)	4.0%	17.7%	3.9%	24.3%
FHS - Rest of World (a)	1.7%	26.9%	11.7%	46.7%
FHS - Global (a)	3.9%	18.1%	4.2%	25.1%

System-wide Sales (in US$ millions)
TH - Canada	$1,518	$1,471	$6,032	$5,556
TH - Rest of World	$307	$265	$1,132	$970
TH - Global	$1,825	$1,736	$7,164	$6,526

BK - US	$2,651	$2,516	$10,278	$10,033
BK - Rest of World	$3,901	$3,666	$15,204	$13,417
BK - Global	$6,552	$6,182	$25,482	$23,450

PLK - US	$1,262	$1,190	$5,001	$4,775
PLK - Rest of World	$271	$207	$950	$744
PLK - Global	$1,533	$1,397	$5,951	$5,519

FHS - US (a)	$288	$260	$1,102	$1,044
FHS - Rest of World (a)	$13	$13	$52	$47
FHS - Global (a)	$301	$273	$1,154	$1,091

Comparable Sales
TH - Canada	11.0%	11.3%	11.6%	10.8%
TH - Rest of World	0.9%	4.4%	0.6%	9.5%
TH - Global	9.4%	10.3%	10.0%	10.6%

BK - US	5.0%	1.8%	2.2%	4.7%
BK - Rest of World	11.0%	19.4%	15.9%	13.6%
BK - Global	8.4%	11.3%	9.7%	9.3%

PLK - US	1.5%	(1.8)%	(0.5)%	(2.0)%
PLK - Rest of World	18.8%	10.1%	14.5%	13.5%
PLK - Global	3.8%	(0.4)%	1.4%	(0.4)%

FHS - US (a)	1.0%	15.2%	1.1%	21.0%
FHS - Rest of World (a)	(12.4)%	2.5%	(9.4)%	15.8%
FHS - Global (a)	0.4%	14.7%	0.6%	20.9%

	As of December 31,
KPIs by Market	2022	2021
	(unaudited)
Net Restaurant Growth
TH - Canada	(1.3)%	0.3%
TH - Rest of World	27.0%	32.5%
TH - Global	5.8%	6.9%

BK - US	(0.9)%	0.3%
BK - Rest of World	5.0%	5.2%
BK - Global	2.8%	3.3%

PLK - US	6.1%	5.6%
PLK - Rest of World	23.0%	12.8%
PLK - Global	10.4%	7.4%

FHS - US (a)	2.0%	1.0%
FHS - Rest of World (a)	12.2%	19.5%
FHS - Global (a)	2.4%	1.6%

Restaurant Count
TH - Canada	3,896	3,949
TH - Rest of World	1,704	1,342
TH - Global	5,600	5,291

BK - US	7,042	7,105
BK - Rest of World	12,747	12,142
BK - Global	19,789	19,247

PLK - US	2,921	2,754
PLK - Rest of World	1,170	951
PLK - Global	4,091	3,705

FHS - US (a)	1,187	1,164
FHS - Rest of World (a)	55	49
FHS - Global (a)	1,242	1,213

(a) For 2022, FHS system-wide sales growth, system-wide sales, comparable sales and net restaurant growth are for the period from December 27, 2021 through December 31, 2022. Firehouse Subs figures for 2021 are shown for informational purposes only, consistent with its 2021 fiscal calendar.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

General and Administrative Expenses

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2022	2021	2022	2021
Segment G&A TH(1)	$35	$32	$127	$109
Segment G&A BK(1)	47	48	177	162
Segment G&A PLK(1)	17	14	65	56
Segment G&A FHS(1)(2)	6	1	31	1
Share-based compensation and non-cash incentive compensation expense	43	31	136	102
Depreciation and amortization(3)	7	5	25	20
FHS Transaction costs	16	18	24	18
Corporate restructuring and tax advisory fees	25	8	46	16
General and administrative expenses	$196	$157	$631	$484

(1)Segment G&A includes segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, FHS Transaction costs and corporate restructuring and tax advisory fees.
(2)For the three and twelve months ended December 31, 2021, Segment G&A FHS includes the period from the acquisition date of December 15, 2021 through December 26, 2021, the 2021 fiscal year end for FHS.
(3)Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales, franchise and property expenses and advertising expenses. Depreciation and amortization included in general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2022	2021	2022	2021
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(4)	$2	$1	$4	$2
Litigation settlements and reserves, net(5)	8	74	11	81
Net losses (gains) on foreign exchange(6)	78	(18)	(4)	(76)
Other, net	5	—	14	—
Other operating expenses (income), net	$93	$57	$25	$7

(4)Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.
(5)In early 2022, we entered into negotiations to resolve business disputes that arose during 2021 with counterparties to the master franchise agreements for Burger King and Popeyes in China. Based on these discussions, we paid approximately $100 million in 2022, $5 million and $72 million of which was recorded as Litigation settlements and reserves, net in 2022 and 2021, respectively. The majority of this amount related to Popeyes, resolves our disputes and allows us to move forward in the market with a new master franchisee. Additionally, pursuant to this agreement we and our partners have made equity contributions to the Burger King business in China.
(6)Net losses (gains) on foreign exchange are primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Free Cash Flow, and Adjusted EBITDA Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as they provide them with the same tools that management uses to evaluate our performance or liquidity and are responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities. For the periods referenced, this included non-recurring fees and expenses incurred in connection with the Firehouse Subs acquisition and integration consisting of professional fees, compensation-related expenses and integration costs as well as non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation, regulations and related restructuring initiatives. Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of our operating performance. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our four operating segments.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.

Adjusted EBITDA Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by Adjusted EBITDA. Adjusted EBITDA Net Leverage is an operating performance measures that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements and also exclude the results of Firehouse Subs for the first four full fiscal quarters following the acquisition. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements and the Firehouse Subs acquisition. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
Three and Twelve Months Ended December 31, 2022
(Unaudited)

						Impact of FX
	Actual		Q4 '22 vs. Q4 '21		FHS Impact	Movements	Organic Growth
(in US$ millions)	Q4 '22	Q4 '21	$	%	$	$	$	%
Revenue
TH	$993	$916	$77	8.3%	$—	$(60)	$137	15.8%
BK	$490	$480	$10	2.1%	$—	$(16)	$26	5.6%
PLK	$170	$145	$25	17.3%	$—	$—	$25	17.8%
FHS	$36	$5	$31	NM	$31	$—	$—	—%
Total Revenues	$1,689	$1,546	$143	9.2%	$31	$(76)	$188	12.8%
Adjusted EBITDA
TH	$263	$259	$4	1.9%	$—	$(17)	$21	9.2%
BK	$246	$266	$(20)	(7.7)%	$—	$(14)	$(6)	(2.7)%
PLK	$63	$57	$6	10.4%	$—	$—	$6	11.8%
FHS	$16	$2	$14	NM	$14	$—	$—	—%
Adjusted EBITDA	$588	$584	$4	0.7%	$14	$(31)	$21	4.0%

Note: Percentage changes may not recalculate due to rounding.
NM - not meaningful

						Impact of FX
	Actual		2022 vs. 2021		FHS Impact	Movements	Organic Growth
(in US$ millions)	2022	2021	$	%	$	$	$	%
Revenue
TH	$3,823	$3,342	$481	14.4%	$—	$(117)	$598	18.5%
BK	$1,897	$1,813	$84	4.7%	$—	$(55)	$139	8.0%
PLK	$647	$579	$68	11.6%	$—	$(2)	$70	12.1%
FHS	$138	$5	$133	NM	$133	$—	$—	—%
Total Revenues	$6,505	$5,739	$766	13.3%	$133	$(174)	$807	14.5%
Adjusted EBITDA
TH	$1,073	$997	$76	7.7%	$—	$(35)	$111	11.7%
BK	$1,007	$1,021	$(14)	(1.4)%	$—	$(48)	$34	3.4%
PLK	$242	$228	$14	6.4%	$—	$(2)	$16	7.5%
FHS	$56	$2	$54	NM	$54	$—	$—	—%
Adjusted EBITDA	$2,378	$2,248	$130	5.8%	$54	$(85)	$161	7.5%

Note: Percentage changes may not recalculate due to rounding.
NM - not meaningful

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2022	2021	2022	2021

Net income	$336	$262	$1,482	$1,253
Income tax (benefit) expense(5)	(134)	27	(117)	110
Loss on early extinguishment of debt	—	—	—	11
Interest expense, net	144	127	533	505
Income from operations	346	416	1,898	1,879
Depreciation and amortization	47	51	190	201
EBITDA	393	467	2,088	2,080
Share-based compensation and non-cash incentive compensation expense(1)	43	31	136	102
FHS Transaction costs(2)	16	18	24	18
Corporate restructuring and tax advisory fees(3)	25	8	46	16
Impact of equity method investments(4)	18	3	59	25
Other operating expenses (income), net	93	57	25	7
Adjusted EBITDA	$588	$584	$2,378	$2,248

Segment income:
TH	$263	$259	$1,073	$997
BK	246	266	1,007	1,021
PLK	63	57	242	228
FHS	16	2	56	2
Adjusted EBITDA	$588	$584	$2,378	$2,248

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions, except per share data)	2022	2021	2022	2021
Net income	$336	$262	$1,482	$1,253
Income tax (benefit) expense(5)	(134)	27	(117)	110
Income before income taxes	202	289	1,365	1,363
Adjustments:
Franchise agreement amortization	8	8	32	32
Amortization of deferred financing costs and debt issuance discount	7	7	28	27
Interest expense and loss on extinguished debt(6)	16	20	64	59
FHS Transaction costs(2)	16	18	24	18
Corporate restructuring and tax advisory fees(3)	25	8	46	16
Impact of equity method investments(4)	18	3	59	25
Other operating expenses (income), net	93	57	25	7
Total adjustments	183	121	278	184
Adjusted income before income taxes	385	410	1,643	1,547
Adjusted income tax expense(5)(7)	59	70	213	239
Adjusted net income	$326	$340	$1,430	$1,308
Adjusted diluted earnings per share	$0.72	$0.74	$3.14	$2.82
Weighted average diluted shares outstanding (in millions)	455	462	455	464

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Leverage and Free Cash Flow
(Unaudited)

	As of December 31,
(in US$ millions, except ratio)	2022	2021
Long-term debt, net of current portion	$12,839	$12,916
Finance leases, net of current portion	311	333
Current portion of long-term debt and finance leases	127	96
Unamortized deferred financing costs and deferred issue discount	111	138
Total debt	$13,388	$13,483

Cash and cash equivalents	$1,178	$1,087
Net debt	12,210	12,396

Net income	1,482	1,253
Net Income Net leverage	8.2x	9.9x

Adjusted EBITDA	2,378	2,248
Adjusted EBITDA Net leverage	5.1x	5.5x

	Twelve Months Ended December 31,	Nine Months Ended September 30,	Three Months Ended December 31,
(in US$ millions)	2022	2022	2022
Calculation:	A	B	A - B
Net cash provided by operating activities	$1,490	$1,067	$423
Payments for property and equipment	(100)	(52)	(48)
Free cash flow	$1,390	$1,015	$375

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2021 and 2022 cash bonus, respectively.

(2)In connection with the acquisition and integration of Firehouse Subs, we incurred certain non-recurring general and administrative expenses during the three and twelve months ended December 31, 2022 and 2021, respectively, primarily consisting of professional fees and compensation related expenses.

(3)Non-operating costs arising primarily from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation, regulations and related restructuring initiatives.

(4)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(5)The effective tax rate for the three and twelve months ended December 31, 2022 included a net decrease in tax reserves of $193 million and $364 million, respectively, related primarily to expiring statute of limitations for certain prior tax years which decreased the effective tax rate by 95.6% and 26.7% for the three and twelve months ended December 31, 2022, respectively. The impact of the net reserves release decreased the adjusted income tax expense by $42 million and $86 million for the three and twelve months ended December 31, 2022, respectively, and our adjusted effective tax rate by 10.9% and 5.2% for the three and twelve months ended December 31, 2022, respectively. The effective tax rate for the three and twelve months ended December 31, 2021 included a net decrease in tax reserves of $13 million and $101 million, respectively, related primarily to expiring statute of limitations for certain prior tax years which decreased the effective tax rate by 4.6% and 7.4%, respectively. The impact of the net reserves release decreased the adjusted income tax expense by $8 million, and our adjusted effective tax rate by 1.9%, for the three months ended December 31, 2021. The impact of the net reserves release decreased the adjusted income tax expense by $15 million, and our adjusted effective tax rate by 0.9%, for the twelve months ended December 31, 2021.

(6)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021.

(7)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred. For the three and twelve months ended December 31, 2022 and 2021, Adjusted income tax expense has been adjusted to remove the net tax benefits associated with the release of tax reserves related to certain prior corporate restructurings that when previously incurred were excluded from adjusted income tax expense as non-cash adjustments that did not impact our core operational results. Subsequent interest accrued on such reserves was treated as impacting core operational results and included in adjusted income tax expense, accordingly, the reversal of such interest is included in adjusted income tax expense. The Company views interest on tax reserves as a normal course of business expense regardless of the origin of the underlying tax reserve.

Consolidated Operational Highlights (excluding Russia)

Below are the RBI consolidated and BK segment operational highlights excluding the results from Russia for each quarter of 2021.

	Three Months Ended				Twelve Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
	(Unaudited)
System-wide Sales Growth
BK	1.5%	35.8%	11.7%	14.8%	15.1%
Consolidated (a)	1.2%	30.5%	10.4%	13.4%	13.3%
System-wide Sales (in US$ millions)
BK	$5,012	$5,701	$6,017	$5,996	$22,726
Consolidated (a)	$7,735	$8,724	$9,182	$9,130	$34,771
Net Restaurant Growth
BK	(0.8)%	0.1%	1.3%	3.2%	3.2%
Consolidated (a)	0.3%	1.3%	2.4%	4.4%	4.4%
System Restaurant Count at Period End
BK	17,925	17,999	18,131	18,427	18,427
Consolidated (a)	26,407	26,626	26,875	27,423	27,423
Comparable Sales
BK	0.7%	16.8%	7.4%	10.9%	8.7%
Consolidated (a)	0.2%	15.6%	6.1%	9.0%	7.6%
(a) Consolidated system-wide sales growth, consolidated system-wide sales, consolidated net restaurant growth, consolidated system restaurant count and consolidated comparable sales do not include the results of Firehouse Subs for all of the periods presented.

Reclassification of Technology Revenues and Expenses for 2021
Below are the RBI consolidated and BK segment quarterly results for 2021 adjusted for the reclassification of technology revenues from Franchise and property revenues to Advertising revenues and other services and technology expenses from General and administrative expenses to Advertising expenses and other services.

RBI Consolidated Results	Three Months Ended
(in US$ millions)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
	(Unaudited)
Revenues:
Sales	$507	$590	$621	$660
Franchise and Property Revenues (a)	548	612	635	648
Advertising Revenues and Other Services (a)	205	236	239	238
Total Revenues	1,260	1,438	1,495	1,546
Operating costs and expenses:
Cost of Sales	401	467	490	532
Franchise and Property Expenses	116	121	121	131
Advertising Expenses and Other Services (b)	237	243	245	261
General and Administrative Expenses (b)	104	108	115	157
(Income) Loss from Equity Method Investments	2	3	7	(8)
Other Operating Expenses (Income), net	(42)	8	(16)	57
Total Operating Costs and Expenses	818	950	962	1,130
Income from Operations	442	488	533	416
Interest Expense, net	124	126	128	127
Loss on Early Extinguishment of Debt	—	—	11	—
Income before Income Taxes	318	362	394	289
Income Tax Expense (Benefit)	47	(29)	65	27
Net Income	$271	$391	$329	$262
(a) Reflects reclassification of technology revenues from Franchise and property revenues to Advertising revenues and other services of $2 million for the three months ended June 30, 2021, $4 million for the three months ended September 30, 2021 and $3 million for the three months ended December 31, 2021. There were no related reclassifications during the three months ended March 31, 2021.
(b) Reflects reclassification of technology expenses from General and administrative expenses (Segment G&A for BK segment results) to Advertising expenses and other services of $1 million for the three months ended March 31, 2021, $5 million for the three months ended June 30, 2021, $8 million for the three months ended September 30, 2021 and $10 million for the three months ended December 31, 2021.

BK Segment Results	Three Months Ended
(in US$ millions)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
	(Unaudited)
Sales	$16	$17	$16	$15
Franchise and Property Revenues (a)	$289	$322	$333	$348
Advertising Revenues and Other Services (a)	$102	$120	$118	$117
Total Revenues	$407	$459	$467	$480

Cost of Sales	$16	$17	$16	$17
Franchise and Property Expenses	$33	$33	$34	$42
Advertising Expenses and Other Services (b)	$118	$115	$118	$123
Segment G&A (b)	$35	$40	$39	$47
Segment Depreciation and Amortization	$12	$12	$12	$12
Adjusted EBITDA	$217	$266	$272	$266